Exhibit 21.1


                     List of Subsidiaries of the Registrant



Name                                                      State of Incorporation



1.  Iroquois Pipeline Operating Company                         Delaware

2.  Iroquois Gas Transmission System, Inc. of Connecticut       Connecticut